                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports, Cabot Partners Limited Partnership, dated March 20, 1997 (except with respect to certain matters discussed in Note 6, as to which the date is October 13,
1997), Existing Investors Property Group, dated September 2, 1997, Prudential Properties Group, dated October 13, 1997 and West Coast Industrial, LLC, dated September 10, 1997, included in this registration statement of Cabot Industrial Trust on Form S-11, dated October 21, 1997.

                                       Arthur Andersen LLP

Boston, Massachusetts
October 20, 1997